UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2009
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On February 26, 2009, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Kimberly-Clark Corporation (the “Corporation”) established the objectives for 2009 cash incentive payments payable in 2010 to the executive officers of the Corporation under the Corporation’s Executive Officer Achievement Award Plan (the “Plan”). The Plan was approved by the Corporation’s stockholders on April 25, 2002, and filed as Exhibit No. 10(d) to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

Depending on actual performance in 2009 against the financial and non-financial goals, 2009 incentive payments could range from zero to 200 percent of the named executive officers’ target payments. The Committee sets the appropriate split among corporate key financial goals, other corporate financial and non-financial performance goals, and business unit or staff function objectives each year.

Incentive payments for 2009 will be based on the Committee’s judgment regarding our corporate and the executive officers’ performance in 2009 against those objectives. The corporate key financial goals for 2009 are designed to permit a continued focus on executing our long-term Global Business Plan objectives and include achieving adjusted earnings per share, net sales and adjusted return on invested capital goals.

The Committee also established other corporate financial and non-financial goals for 2009.  These goals, intended to further align compensation with achieving our Global Business Plan, include:

•      Consolidated cash provided by operations.

•      Consolidated gross margin improvement.

•      Cost savings efforts and working capital improvement.

•      Driving margin-enhancing innovation.

•      Brand equity attribute improvement in key categories and markets.

•      Diversity and inclusion efforts.

           Goals also have been established for each named executive officer, other than our Chief Executive Officer, relating to his specific staff function or business unit.

Additionally, the Committee has determined that dividend equivalents will not be paid on unvested performance-based restricted share units granted to the named executive officers under the Corporation’s 2001 Equity Participation Plan in February 2009 and thereafter; instead, dividend equivalents on these units will be accumulated and paid after the performance-based restricted share units vest, based on the actual number of shares that vest.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. (10)n.  Form of Award Agreement for Performance Restricted Stock Unit under the 2001 Equity Participation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: March 4, 2009	By: /s/ Timothy C. Everett
Timothy C. Everett
Vice President and Secretary

EXHIBIT INDEX

Exhibit No. (10)n.  Form of Award Agreement for Performance Restricted Stock Unit under the 2001 Equity Participation Plan.